                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 8.1



                                                           BASS, BERRY & SIMS PLC
                                                  A PROFESSIONAL LIMITED LIABILITY COMPANY
           KNOXVILLE OFFICE                                   ATTORNEYS AT LAW                              DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                                                                          AMSOUTH CENTER
         KNOXVILLE, TN 37902                                     REPLY TO:                         315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                                     AMSOUTH CENTER                           NASHVILLE, TN 37238-3001
                                                      315 DEADERICK STREET, SUITE 2700                       (615) 742-6200
            MEMPHIS OFFICE                                NASHVILLE, TN 37238-3001
      THE TOWER AT PEABODY PLACE                               (615) 742-6200                               MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                                                                         29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                               WWW.BASSBERRY.COM                          NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                                   (615) 255-6161


                               December 23, 2004





Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland  20817

         RE: AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 13, 2004, BY AND AMONG COVENTRY HEALTH CARE, INC., COVENTRY MERGER SUB INC. AND FIRST HEALTH GROUP CORP.


Ladies & Gentlemen:

         We have acted as counsel to Coventry Health Care, Inc., a Delaware corporation ("Parent"), in connection with the proposed merger (the "Merger") of First Health Group Corp., a Delaware corporation (the "Company") with and into Coventry Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") with Merger Sub surviving as defined and described in the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company dated as of October 13, 2004 (the "Merger Agreement"). We are rendering our opinion at your request in connection with the filing of the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") to which this opinion appears as an exhibit. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed
(i) that the documents and corporate records that we have examined and the facts and representations concerning the parties and/or the Merger that are contained in the Merger Agreement or that have come to our attention during our engagement are valid,

Coventry Health Care, Inc.
December 23, 2004
Page 2


accurate and complete, and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement. In rendering the opinion set forth below, we have relied upon certain factual written representations of Parent, Merger Sub and the Company. We have assumed that all facts and factual statements and representations will continue to be complete and accurate as of the Effective Time.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. There can be no assurances that the tax consequences described below will be accepted by the IRS or, if challenged, by a court.

         Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement and the exceptions, limitations and qualifications set forth herein, it is our opinion that the statements under the caption "The Merger -- Material United States Federal Income Tax Consequences," insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

         The foregoing opinion does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to the United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. No opinion is to be inferred or implied beyond the matters expressly so stated. No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement in

Coventry Health Care, Inc.
December 23, 2004
Page 3


connection with our rendering this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,



                                              /s/ Bass, Berry & Sims PLC